Exhibit 99.2
CT Communications, Inc.
Supplemental Information
Second Quarter 2005

ILEC - Concord Telephone	2Q 2005	2Q 2004	% Change

Cap Ex as a % of Revenue	17.0%	15.6%
Business Access Lines	28,560	29,068	(1.7%)
Residential Access Lines	83,207	85,394	(2.6%)
Gross Adds	2,805	2,924	(4.1%)
Disconnects	3,859	3,784	2.0%
Net Adds (Losses)	(1,054)	(860)	(22.6%)
Monthly Churn Rate	1.2%	1.1%
Long Distance Penetration	75.8%	74.1%
DSL Penetration of ILEC Lines	12.9%	9.0%

Wireless - CTC Wireless	2Q 2005	2Q 2004	% Change

Cap Ex as a % of Revenue	4.2%	2.9%
Gross Adds	2,940	3,470	(15.3%)
Disconnects	2,308	2,362	(2.3%)
Net Adds / (Losses)	632	1,108	(43.0%)
Monthly Churn Rate	1.7%	2.0%
Subscriber ARPU	$42.27	$43.42	(2.6%)
Cell Sites	82	80	2.5%

CLEC - CTC Exchange Services	2Q 2005	2Q 2004	% Change

Cap Ex as a % of Revenue	9.3%	3.7%
T-1/PRI Facility Based Lines	17,676	17,035	3.8%
B-1/R-1 Facility Based Lines	8,003	8,191	(2.3%)
Resale and UNE-P Lines	5,965	5,460	9.2%
Gross Adds	1,114	1,327	(16.1%)
Disconnects	1,331	1,056	26.0%
Net Adds (Losses)	(217)	271	(180.1%)
Monthly Churn Rate	1.4%	1.2%
CLEC LD Lines	20,708	18,548	11.6%
Out of Area LD Only Lines	4,031	3,623	11.3%
LD Penetration of CLEC Lines	65.4%	60.4%

Greenfield	2Q 2005	2Q 2004	% Change

Cap Ex as a % of Revenue	68.2%	63.6%
Business Lines	4,578	3,971	15.3%
Residential Lines	9,286	7,508	23.7%
Gross Adds	1,371	1,534	(10.6%)
Disconnects	958	729	31.4%
Net Adds / (Losses)	413	805	(48.7%)
Monthly Churn Rate	2.3%	2.2%
Greenfield LD Lines	7,631	5,655	34.9%
LD Penetration of Grfld. Lines	55.0%	49.3%
DSL Penetration of Grfld. Lines	13.3%	11.1%

Internet & Data - CTC Internet Services	2Q 2005	2Q 2004	% Change

Cap Ex as a % of Revenue	5.8%	13.7%
DSL Gross Adds	1,790	1,195	49.8%
DSL Disconnects	979	599	63.4%
DSL Net Adds (Losses)	811	596	36.1%
Dial-Up Gross Adds	390	676	(42.3%)
Dial-Up Disconnects	1,110	1,122	(1.1%)
Dial-Up Net Adds (Losses)	(720)	(446)	(61.4%)
High Speed Gross Adds	66	50	32.0%
High Speed Disconnects	51	38	34.2%
High Speed Net Adds (Losses)	15	12	25.0%

2